Exhibit 99.1
GRAY TELEVISION, INC.
LETTER OF TRANSMITTAL
OFFER TO EXCHANGE
Up to $365,000,000
Aggregate Principal Amount of Newly
Issued 10 1/2% Senior Secured Second Lien Notes due 2015
For
a Like Principal Amount of Outstanding
Restricted 10 1/2% Senior Secured Second Lien Notes due 2015
issued in April 2010
Deliver to:
U.S. BANK NATIONAL ASSOCIATION, EXCHANGE AGENT
THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON       , 2010, UNLESS EXTENDED (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
     As set forth in the Prospectus, dated                , 2010 (the “Prospectus”) and in this corresponding Letter of Transmittal, this form or one substantially similar must be used to accept the offer of Gray Television, Inc. (the “Company”) to exchange its 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Exchange Notes”), which will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”), for any and all of the Company’s outstanding restricted 10 1/2% Senior Secured Second Lien Notes due 2015 (the “Original Notes”).
Capitalized terms used but not defined in this Letter of Transmittal have the meanings assigned to them in the Prospectus.
     This form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

By Registered or Certified Mail, Overnight
Courier or Hand Delivery:	Facsimile Transmission Number:	Confirm by Telephone or for Information:

U.S. Bank National Association	(651) 495-8158	(800) 934-6802
West Side Flats Operations Center Attn: Specialized Finance 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul MN 55107-2292	Attention: Specialized Finance

     Please describe your Original Notes below.

DESCRIPTION OF ORIGINAL NOTES

	Name(s) and		Aggregate
	Address(es) of		Principal Amount of	Principal Amount
Type	Registered Holders(s)		Original Notes	of
of	(Please Complete, if	Certificate	Represented By	Original Notes
Note	Blank)	Number(s)	Certificate(s)	Tendered*
10 1/2% Senior Secured Second Lien Notes due 2015

Subtotal

Total

*   You will be deemed to have tendered the entire principal amount of Original Notes of each series represented in the column labeled “Aggregate Principal Amount of Original Notes Represented by Certificate(s)” unless you indicate otherwise with respect to such series in the column labeled “Principal Amount of Original Notes Tendered.” Original Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof, provided that if any Original Notes are tendered for exchange in part, the untendered principal amount thereof must be at least $2,000 or any integral multiple of $1,000 in excess thereof.

     If you need more space, list the certificate numbers and principal amount of Original Notes on a separate schedule, sign the schedule and attach it to this Letter of Transmittal.
     Your delivery of this Letter of Transmittal will not be valid unless you deliver it to one of the addresses, or transmit it to the facsimile number, set forth above. Please carefully read this entire document, including the instructions, before completing this Letter of Transmittal. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO GRAY TELEVISION, INC.
     By completing this Letter of Transmittal, you acknowledge that you have received our Prospectus dated                , 2010 and this Letter of Transmittal, which together constitute the “Exchange Offer.” This Letter of Transmittal and the Prospectus have been delivered to you in connection with the Company’s offer to exchange New Notes for outstanding Original Notes.
     The Company reserves the right, at any time or from time to time, to extend this Exchange Offer at its discretion, in which event the Expiration Date will mean the latest date to which the offer to exchange is extended.
     This Letter of Transmittal is to be completed by a Holder (as defined below) of Original Notes if:
     (1) the Holder is delivering certificates for Original Notes with this document; or
     (2) the tender of certificates for Original Notes will be made by book-entry transfer to the account maintained by U.S. Bank National Association, the exchange agent, at The Depository Trust Company (“DTC”) according to the procedures described in the Prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes.” Please note that delivery of documents required by this Letter of Transmittal to DTC does not constitute delivery to the exchange agent.
     A Holder may also tender its Original Notes by means of DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system. If delivery is made through ATOP, the Holder must transmit an agent’s message to the exchange agent’s account at DTC. The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the Holder agrees to be bound by this Letter of Transmittal and that the Company may enforce this Letter of Transmittal against the Holder.
     You must tender your Original Notes according to the guaranteed delivery procedures described in this document and the Prospectus if:

     (1) your Original Notes are not immediately available;
     (2) you cannot deliver your Original Notes, this Letter of Transmittal and all required documents to the exchange agent on or before the Expiration Date; or
     (3) you are unable to obtain confirmation of a book-entry tender of your Original Notes into the exchange agent’s account at DTC on or before the Expiration Date.
     More complete information about guaranteed delivery procedures is contained in the Prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery Procedures.” You should also read Instruction 1 to determine whether or not this section applies to you.
     As used in this Letter of Transmittal, the term “Holder” means (1) any person in whose name Original Notes are registered on the books of the Company, (2) any other person who has obtained a properly executed bond power from a registered holder or (3) any person in whose name Original Notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC. If you are a Holder and decide to tender your Original Notes, you must complete this entire Letter of Transmittal.
     You must follow the instructions in this Letter of Transmittal — please read this entire document carefully. If you have questions or need help, or if you would like additional copies of the Prospectus and this Letter of Transmittal, you should contact the exchange agent at its telephone number or address set forth above.
☐	CHECK HERE IF YOU HAVE ENCLOSED ORIGINAL NOTES WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF YOU WILL BE TENDERING ORIGINAL NOTES BY BOOK-ENTRY TRANSFER MADE TO THE EXCHANGE AGENT’S ACCOUNT AT DTC.
     COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):
Name of Tendering Institution:

DTC Participant Number:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE DELIVERING TENDERED ORIGINAL NOTES THROUGH A NOTICE OF GUARANTEED DELIVERY AND HAVE ENCLOSED THAT NOTICE WITH THIS LETTER OF TRANSMITTAL.
     COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION:
Name(s) of Registered Holder(s) of Original Notes:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution that Guaranteed Delivery:

Account Number (if delivered by book-entry transfer):

SPECIAL ISSUANCE INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)	SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if: (1) certificates for untendered Original Notes are to be issued in the name of someone other than you; (2) certificates for Exchange Notes issued in exchange for tendered and accepted Original Notes are to be issued in the name of someone other than you; or (3) Original Notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than the account designated above
Complete this section ONLY if certificates for untendered Original Notes, or Exchange Notes issued in exchange for tendered and accepted Original Notes are to be sent to someone other than you, or to you at an address other than the address shown above.

Issue Certificate(s) to:	Mail and deliver Certificate(s) to:

Name	Name
(Please Print)	(Please Print)

Address	Address

(Include Zip Code)	(Include Zip Code)

(Taxpayer Identification or Social Security Number)	(Taxpayer Identification or Social Security Number)

☐ Credit unexchanged original notes delivered by book-entry transfer to the DTC account set forth below:

(DTC Account Number, if Applicable)

(PLEASE ALSO COMPLETE SUBSTITUTE FORM W-9)

Ladies and Gentlemen:
     According to the terms and conditions of the Exchange Offer, I hereby tender to the Company the principal amount of Original Notes indicated above. At the time these notes are accepted by the Company and exchanged for the same principal amount of Exchange Notes, I will sell, assign, and transfer to the Company all right, title and interest in and to the Original Notes I have tendered. I am aware that the exchange agent also acts as the agent of the Company. By executing this document, I irrevocably constitute and appoint the exchange agent as my agent and attorney-in-fact for the tendered Original Notes with full power of substitution to:
•	cause the Original Notes to be assigned, transferred and exchanged.

•	deliver certificates for the Original Notes, or transfer ownership of the Original Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to the Company; and

•	present the Original Notes for transfer on the books of the Company, receive all benefits and exercise all rights of beneficial ownership of these Original Notes according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.
     With respect to the Original Notes, I represent and warrant that I have full power and authority to tender, exchange, assign and transfer the Original Notes that I am tendering and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes. I represent and warrant that the Company will acquire good and unencumbered title to such Original Notes, free and clear of all liens, restrictions, other than restrictions on transfer, charges and encumbrances, and that such Original Notes are not and will not be subject to any adverse claim at the time the Company acquires them. I further represent that:
•	any Exchange Notes I will acquire in exchange for the Original Notes I have tendered will be acquired in the ordinary course of business;

•	I have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution of any Exchange Notes issued to me;

•	I am not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if I am an affiliate of the Company or its subsidiaries, I will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	I am not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for my own account; and

•	I am not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.
     I understand that the Exchange Offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission. These letters provide that the Exchange Notes issued in exchange for the Original Notes in the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder of Exchange Notes, unless that person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. The Exchange Notes must be acquired in the ordinary course of the Holder’s business and the Holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.
     If I am a broker-dealer that will receive Exchange Notes for my own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, I acknowledge that I will deliver a prospectus in connection with any resale of the Exchange Notes. However, by this acknowledgment and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.
     Upon request, I will execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes I have tendered.

     I understand that the Company will be deemed to have accepted validly tendered Original Notes when the Company gives oral or written notice of acceptance to the exchange agent and such acceptance will constitute performance in full by the Company of its obligations under the registration rights agreement, except in the limited circumstances defined in such agreement.
     If, for any reason, any tendered Original Notes are not accepted for exchange in the Exchange Offer, certificates for those unaccepted Original Notes will be returned to me without charge at the address shown below or at a different address if one is listed under “Special Delivery Instructions.” Any unaccepted Original Notes which had been tendered by book-entry transfer will be credited to an account at DTC as soon as reasonably possible after the Expiration Date.
     All authority granted or agreed to be granted by this Letter of Transmittal will survive my death, bankruptcy or incapacity, and every obligation under this Letter of Transmittal is binding upon my heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.
     I understand that tenders of Original Notes according to the procedures described in the Prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes” and in the instructions included in this document constitute a binding agreement between myself and the Company subject to the terms and conditions of the Exchange Offer.
     Unless I have described other instructions in this Letter of Transmittal under the section “Special Issuance Instructions,” please issue the certificates representing Exchange Notes issued and accepted in exchange for my tendered and accepted Original Notes in my name, and issue any replacement certificates for Original Notes not tendered or not accepted for exchange in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the Exchange Notes issued in exchange for tendered and accepted Original Notes and any certificates for Original Notes that were not tendered or not accepted for exchange, as well as any accompanying documents, to me at the address shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for my tendered and accepted Original Notes in the name(s) of, and/or return any Original Notes that were not tendered or accepted for exchange and send such certificates to, the person(s) so indicated. I understand that if the Company does not accept any of the tendered Original Notes for exchange, the Company has no obligation to transfer any Original Notes from the name of the registered Holder(s) according to my instructions in the “Special Issuance Instructions” and “Special Delivery Instructions” sections of this document.

PLEASE SIGN HERE WHETHER OR NOT
ORIGINAL NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Date)

Signature(s) of Registered Holder(s) or Authorized Signatory	(Date)
Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

     The above lines must be signed by the registered Holder(s) of Original Notes as their name(s) appear(s) on the certificate for the Original Notes or by person(s) authorized to become registered Holders(s) by a properly completed bond power from the registered Holder(s). A copy of the completed bond power must be delivered with this Letter of Transmittal. If any Original Notes tendered through this Letter of Transmittal are held of record by two or more joint Holders, then all such Holders must sign this Letter of Transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority to act on behalf of the Holder. See Instruction 4 for more information about completing this Letter of Transmittal.
Name(s):

Capacity:

Address:

(Include Zip Code)
Signature(s) Guaranteed by an Eligible Institution, if required by Instruction 4:

(Title)

(Name of Firm)
Dated ____________________, 2010

PAYER’S NAME: U.S. Bank National Association

PAYEE’S NAME:

PAYEE’S ADDRESS:

SUBSTITUTE	Part I: Taxpayer Identification Number	Part II: For Payees exempt from Backup Withholding
FORM W-9
For Payees Exempt from backup withholding, see the Guidelines below and complete as instructed therein.
Department of the Treasury
Internal Revenue Service	Social Security Number
OR
Payer’s Request for Taxpayer Identification Number (TIN) and Certification		Exempt
Employer Identification Number
(If awaiting TIN write “Applied For” and complete Parts III and IV)

Check appropriate box:
☐ Individual/Sole Proprietor
☐ Corporation
☐ Partnership
☐ Limited liability company: Enter tax classification (D = disregarded entity, C = corporation, P = partnership)
•

☐ Other (specify)

Part III: — Certification —

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2)     I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)     I am a U.S. citizen or other U.S. person (including a U.S. resident alien); a partnership, corporation, company or association created or organized in the United States or under the laws of the United States; an estate (other than a foreign estate); or a domestic trust (as defined in Treasury regulations section 301.7701-7).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature of U.S. Person	Date
NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFERS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN
THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

PART IV: CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me pursuant to the Tender Offers will be withheld.

Signature	Date

INSTRUCTIONS
PART OF THE TERMS AND CONDITIONS OF THE
EXCHANGE OFFER
     1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND ORIGINAL NOTES. The tendered Original Notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this Letter of Transmittal or an agent’s message through ATOP and any other required documents, must be received by the exchange agent at its address listed on the cover of this document before 9:00 a.m., New York City time, on the Expiration Date. YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE ORIGINAL NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, THE COMPANY RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR ORIGINAL NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. DO NOT SEND YOUR ORIGINAL NOTES TO THE COMPANY.
     If you wish to tender your Original Notes, but:
          (a) your Original Notes are not immediately available;
          (b) you cannot deliver your Original Notes, this Letter of Transmittal and all required documents to the exchange agent before the Expiration Date; or
          (c) you are unable to complete the book-entry tender procedure before the Expiration Date, you must tender your Original Notes according to the guaranteed delivery procedure. A summary of this procedure follows, but you should read the section in the Prospectus titled “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery Procedures” for more complete information. As used in this Letter of Transmittal, an “Eligible Institution” is any participant in a Recognized Signature Guarantee Medallion Program within the meaning of Rule 17Ad-15 of the Exchange Act.
     For a tender made through the guaranteed delivery procedure to be valid, the exchange agent must receive a properly completed and executed Notice of Guaranteed Delivery or a facsimile of that notice before the Expiration Date. The Notice of Guaranteed Delivery must be delivered by an Eligible Institution and must:
          (a) state your name and address;
          (b) list the certificate numbers and principal amounts of the Original Notes being tendered;
          (c) state that tender of your Original Notes is being made through the Notice of Guaranteed Delivery; and
          (d) guarantee that this Letter of Transmittal, or a facsimile of it, the certificates representing the Original Notes, or a confirmation of DTC book-entry transfer, and all other required documents will be deposited with the exchange agent by the Eligible Institution within three New York Stock Exchange trading days after the Expiration Date.
     The exchange agent must receive your Original Notes certificates, or a confirmation of DTC book entry, in proper form for transfer, this Letter of Transmittal and all required documents within three New York Stock Exchange trading days after the Expiration Date or your tender will be invalid and may not be accepted for exchange.
     The Company has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered Original Notes, and its decision will be final and binding. The Company’s interpretation of the terms and conditions of the Exchange Offer, including the instructions contained in this Letter of Transmittal and in the Prospectus, will be final and binding on all parties.
     The Company has the absolute right to reject any or all of the tendered Original Notes if:
          (1) the Original Notes are not properly tendered; or
          (2) in the opinion of counsel, the acceptance of those Original Notes would be unlawful.
     The Company may also decide to waive any conditions of the Exchange Offer or any defects or irregularities of tender of Original Notes and accept such Original Notes for exchange whether or not similar defects or irregularities are waived in the case of other Holders. Any defect or irregularity in the tender of Original Notes that is not waived by the Company must be cured within the period of time set by the Company.
     It is your responsibility to identify and cure any defect or irregularity in the tender of your Original Notes. Your tender of Original Notes will not be considered to have been made until any defect or irregularity is cured or waived. Neither the Company, the exchange agent nor any other person is required to notify you that your tender was defective or irregular, and no one will be liable for any failure to notify you of such a defect or irregularity in your tender of Original Notes. As soon as reasonably possible after the Expiration Date, the exchange agent will return to the Holder tendering any Original Notes that were invalidly tendered if the defect or irregularity has not been cured or waived.
     2. TENDER BY HOLDER. You must be a Holder of Original Notes in order to participate in the Exchange Offer. If you are a beneficial holder of Original Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this Letter of Transmittal on his, her or its behalf. Before completing and executing this Letter of Transmittal and delivering the registered Holder’s Original Notes, you must either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly executed bond power from the registered Holder. The transfer of registered ownership of Original Notes may take a long period of time.
     3. PARTIAL TENDERS. Tenders of Original Notes pursuant to the Exchange Offer will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000. If you are tendering less than the entire principal amount of Original Notes represented by a certificate, you should fill in the principal amount you are tendering in the third column of the box entitled “Description of Original Notes.” The entire principal amount of Original Notes listed on the certificate delivered to the exchange agent will be deemed to have been tendered unless you fill in the appropriate box. If the entire principal amount of all Original Notes is not tendered, a certificate will be issued for the principal amount of those untendered Original Notes not tendered.
     Unless a different address is provided in the appropriate box on this Letter of Transmittal, certificate(s) representing Exchange Notes issued in exchange for any tendered and accepted Original Notes will be sent to the registered Holder at his or her registered address promptly after the Original Notes are accepted for exchange. In the case of Original Notes tendered by book-entry transfer, any untendered Original Notes and any Exchange Notes issued in exchange for tendered and accepted Original Notes will be credited to accounts at DTC.
     4. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.
•	If you are the registered Holder of the Original Notes tendered with this document and are signing this Letter of Transmittal, your signature must match exactly with the name(s) written on the face of the Original Notes. There can be no alteration, enlargement or change in your signature in any manner. If certificates representing the Exchange Notes, or certificates issued to replace any Original Notes you have not tendered, are to be issued to you as the registered Holder, do not endorse any tendered Original Notes, and do not provide a separate bond power.

•	If you are not the registered Holder, or if Exchange Note or any replacement Original Note certificates will be issued to someone other than you, you must either properly endorse the Original Notes you have tendered or deliver with this Letter of Transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.
•	If you are signing this Letter of Transmittal but are not the registered Holder(s) of any Original Notes listed on this document under the heading “Description of Original Notes,” the Original Notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered Holder(s) exactly as it appears on the Original Notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	If this Letter of Transmittal, any Original Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this Letter of Transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	All signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•	If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered with this Letter of Transmittal and such Holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions;” or

•	If the Original Notes are tendered for the account of an Eligible Institution.
     5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If different from the name and address of the person signing this Letter of Transmittal, you should indicate, in the applicable box or boxes, the name and address where Original Notes issued in replacement for any untendered or tendered but unaccepted Original Notes should be issued or sent. If replacement Original Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.
     6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes in the Exchange Offer. However, transfer taxes will be payable by you (or by the tendering Holder if you are signing this letter on behalf of a tendering Holder) if:
•	certificates representing Exchange Notes or notes issued to replace any Original Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, a person other than the registered Holder;

•	tendered Original Notes are registered in the name of any person other than the person signing this Letter of Transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes according to the Exchange Offer. If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering Holder. Until those transfer taxes are paid, the Company will not be required to deliver any Exchange Notes required to be delivered to, or at the direction of, such tendering Holder.
     Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the Original Notes listed in this Letter of Transmittal.
     7. FORM W-9. You must provide the exchange agent with a correct Taxpayer Identification Number (“TIN”) for the Holder on the enclosed Form W-9. If the Holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Form W-9, you may be subject to 30% Federal income tax withholding on certain payments made to the Holders of Exchange Notes. Certain Holders, such as corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. For additional information, please read the enclosed Guidelines for Certification of TIN on Substitute Form W-9. To prove to the exchange agent that a foreign individual qualifies as an exempt Holder, the foreign individual must submit a Form W-8, signed under penalties of perjury, certifying as to that individual’s exempt status. You can obtain a Form W-8 from the exchange agent.
     8. WAIVER OF CONDITIONS. The Company may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the Exchange Offer. The conditions applicable to tenders of Original Notes in the Exchange Offer are described in the Prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes.”
     9. MUTILATED, LOST, STOLEN OR DESTROYED ORIGINAL NOTES. If your Original Notes have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address listed on the cover page of this document for further instructions.
10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. If you have questions, need assistance or would like to receive additional copies of the Prospectus or this Letter of Transmittal, you should contact the exchange agent at the address listed on the cover page of this document. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

Give NAME and SOCIAL
For this type of account:		SECURITY number (SSN) of:

1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)

	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner (1)

5.	Sole proprietorship or single-owner LLC not electing corporate status on Form 8832	The owner (3)

Give NAME and EMPLOYER
For this type of account:		IDENTIFICATION number (EIN) of:

6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

7.	Corporation or LLC electing corporate status on Form 8832	The corporation

8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9.	Partnership or multi-member LLC not electing corporate status on Form 8832	The partnership

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust.
NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Section references are to the Internal Revenue Code of 1986, as amended.
Obtaining a Number. If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, from the local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the “IRS”) and apply for a number.
Payees Exempt from Backup Withholding. The following is a list of payees exempt from backup withholding. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (1) through (13) are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys’ fees and payments for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)	A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

(3)	The United States or any of its agencies or instrumentalities.

(4)	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)	An international organization or any of its agencies or instrumentalities.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584a.

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under section 664 or described in section 4947.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, PLACE A CHECKMARK ON THE LINE NEXT TO “EXEMPT” IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
Payments of interest generally not subject to backup withholding include the following:
•	Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.
Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.
Privacy Act Notice. Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal non-tax criminal laws and to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties.
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR
TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE